                                                           Schedule
              III

                        T. Rowe Price Realty Income Fund IV,
                America's Sales-Commission-Free Real Estate Limited
              Partnership

               Consolidated Real Estate and Accumulated Depreciation
                                 December 31, 1995
                               (Dollars in thousands)


              Description              Type
              Encumbrances

              Real Estate Property
              Investments

              Tierrasanta              Business Park            $0
              San Diego, California

              Goshen Plaza             Retail                    0
              Montgomery Cty, Maryland

              Westbrook Commons        Retail                    0
              Westchester, Illinois

              Burnham Building         Warehouse                 0
              Boca Raton, Florida

              Kent Sea Park            Business Park             0
              Kent, Washington

              Fairchild Corporate      Office                    0
              Center
              Irvine, California                                __


              Portfolio Totals                                  $0
                                                                ==

                               Initial Cost to Partnership      Costs

              Capitalized
                                            Buildings and   Subsequent
              to
              Description        Land        Improvements
              Acquisition

              Real Estate
              Property
              Investments


              Tierrasanta        $1,800         $3,201       $(409)
              San Diego,
              California

              Goshen Plaza        2,540          4,495       103
              Montgomery County,
              Maryland

              Westbrook Commons   1,700          3,415       530
              Westchester,
              Illinois

              Burnham Building      665          1,924       0
              Boca Raton, Florida

              Kent Sea Park       1,470          3,415       497
              Kent, Washington

              Fairchild Corporate   800            880       (309)
              Center
              Irvine, California ______         ______       ______

              Portfolio Totals  $ 9,055        $17,330       $  412
                                 ======         ======       ======

                                 Gross Amounts at which Carried at
                                   Close of Period

                                                Buildings
                                                   and
              Description             Land      Improvements   Total

              Real Estate
              Property Investments

              Tierrasanta          $ 1,800          $ 2,792    $ 4,592
              San Diego,
              California

              Goshen Plaza           2,540            4,598      7,138
              Montgomery Cty,
              Maryland

              Westbrook Commons      1,700            3,945    5,645
              Westchester,
              Illinois

              Burnham Building         665            1,924      2,589
              Boca Raton, Florida

              Kent Sea Park          1,470            3,912    5,382
              Kent, Washington

              Fairchild Corporate      880              571      1,451
              Center
              Irvine, California    ______           ______    ______

              Portfolio Totals     $ 9,055          $17,742    $26,797
                                    ======           ======    ======

                               Accumulated          Date of     Date
              Description      Depreciation       Construction
              Acquired


              Real Estate
              Property Investments

              Tierrasanta          $ 1,142             1984    05/88
              San Diego,
              California

              Goshen Plaza             896             1989    11/90
              Montgomery County,
              Maryland

              Westbrook Commons        688             1982    12/90
              Westchester,
              Illinois

              Burnham Building         304             1980    01/91
              Boca Raton, Florida

              Kent Sea Park            652             1972    08/91
              Kent, Washington

              Fairchild Corporate      166             1979    07/88
              Center
              Irvine, California                                              ______

              Portfolio Totals     $ 3,848
                                    ======

                                                       Life on which
                                                        Depreciation
                                                         in Latest
                                                        Statement of
                                                       Operations is
              Description                                Computed

              Real Estate Property Investments

              Tierrasanta                                  5 - 40
              years
              San Diego, California

              Goshen Plaza                                 5 - 40
              years
              Montgomery Cty, Maryland

              Westbrook Commons                            5 - 40
              years  Westchester, Illinois

              Burnham Building                             5 - 40
              years                           Boca Raton, Florida

              Kent Sea Park                                5 - 40
              years
              Kent, Washington

              Fairchild Corporate Center                   5 - 40
              years
              Irvine,California


              Notes:

                (1) The Partnership recorded a provision for value impairment in connection with Tierrasanta for $733 in 1994. See note 6 of Notes to Consolidated Financial Statements.

                (2) In conjunction with the Partnership acquiring Fairchild Corporate Center in 1994, the Partnership reduced the previously recorded valuation allowance for the property, formerly known as Brinderson Plaza, by $3 and the remaining allowance of $582 (including $75 in 1993) was reclassified as a reduction in the carrying value of the property. See note 5 of Notes to Consolidated Financial Statements.

                (3) The Partnership sold Metropolitan Industrial in June 1994. See note 4 of Notes to Consolidated
                Financial Statements.

                (4) Reconciliation of real estate owned:

                                              1995        1994
              1993

                     Balance at beginning
                       of period             $26,273    $32,830
              $32,491
                     Additions during period     633        290
              339
                     Property dispositions
                       during period              --                                                               (5,532)  --
                     Reductions during period   (109)        --     -
              -
                                              _______                                                              _______
              _______
                                                                                             26,797     27,588
              32,830

                     Provision for value
                        impairment                --     (1,315)
              --
                                              -------    -------  ---
              ----
                     Balance at end of
                       period                $26,797    $26,273
              $32,830
                                              =======    =======
              ======

                (5) Reconciliation of accumulated depreciation:

                                                1995       1994
              1993

                    Balance at beginning
                     of period               $ 3,171    $ 2,537   $
              1,718
                    Property dispositions
                     during period                --       (239)  --
                    Reductions during
                     period                     (109)        --
              --
                    Depreciation expense         786        873
              819
                                               ______     ______
              ______

                    Balance at end of
                     period                  $ 3,848    $ 3,171   $
              2,537













                                              =======    =======
              =======

                    Reductions in real estate owned and depreciation during 1995 reflect the write-off of tenant improvements relating to tenants who have vacated the property.


                (6) Aggregate cost of real estate owned at December 31, 1995 for Federal income tax purposes was approximately $24,715.